Exhibit 8(c)



                                                      Form of
                                            NOTICE TO CUSTODY AGREEMENT


Comerica Bank
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226

Gentlemen:

         Reference is made to the Custody Agreement between us dated as of February 4, 1997 (the "Agreement").

         Pursuant to the Agreement, this letter is to provide notice of the creation of five additional investment portfolios of St. Clair Funds, Inc., namely the Munder Institutional S&P 500 Index Equity Fund, Munder Institutional S&P MidCap Index Equity Fund, Munder Institutional S&P SmallCap Index Equity Fund, Munder Institutional Short Term Treasury Fund and Munder Institutional Money Market Fund (the "New Portfolios").

         We request that you act as Custodian under the Agreement with respect to the New Portfolios.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                           Very truly yours,

                                                           St. Clair Funds, Inc.


                                       By:


                                    Accepted:

                                                              Comerica Bank


Date:  May 6, 1997                                            By: